UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 26, 2015
Equity One, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

001-13499	52-1794271
(Commission File Number)	(IRS Employer Identification No.)

410 Park Avenue, Suite 1220 New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 796-1760
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Matthew Ostrower Named as Next Chief Financial Officer
On February 6, 2015, Equity One, Inc. (the “Company”) issued a press release announcing that Matthew Ostrower has been named as the next Chief Financial Officer (“CFO”) of the Company.
Mr. Ostrower brings an extensive background in the real estate industry and most recently served as Managing Director and Associate Director of Research in Morgan Stanley’s European research department. Mr. Ostrower’s previous experience includes serving as portfolio manager of the Pioneer Real Estate Shares Mutual fund, eight years as a REIT equity analyst at Morgan Stanley, and performing capital raising and investment strategy for the Gerrity Group, a private owner and operator of shopping center real estate in the Western United States. Since 2010, Mr. Ostrower has served as a member of the Board of Directors of Ramco-Gershenson Property Trust, a public retail real estate investment trust, but is expected to resign from this position prior to joining the Company. Mr. Ostrower holds a dual Masters of Science degree in Real Estate and City Planning from Massachusetts Institute of Technology and a Bachelor of Arts degree from Tufts University. Mr. Ostrower is also a Chartered Financial Analyst (CFA). Mr. Ostrower is 44 years old.
The Company and Mr. Ostrower entered into an employment agreement dated January 26, 2015 (the “Employment Agreement”). The Employment Agreement will be effective as of April 27, 2015 or such earlier date as agreed upon by the parties (the “Effective Date”), it being agreed that Mr. Ostrower will use reasonable best efforts to be available to commence his employment no later than February 23, 2015. Mr. Ostrower will serve as an Executive Vice President of the Company until the earlier of (A) the effective date of the departure of Mark Langer, the Company’s current CFO, or (B) July 1, 2015, at which time Mr. Ostrower will become the CFO of the Company. The initial term of the Employment Agreement ends on the fourth anniversary of the Effective Date unless earlier terminated and will automatically renew for successive one-year periods unless either party gives the other written notice at least four months before the expiration of the applicable term.
Mr. Ostrower’s Employment Agreement provides for an annual base salary of $500,000 and other benefits generally made available by the Company to its senior executive officers. In addition, Mr. Ostrower is eligible for a target performance bonus of $400,000 (provided that if Mr. Ostrower is unable to commence employment by February 23, 2015, the bonus target for 2015 will be reduced pro rata by the number of days between February 24, 2015 and the date he commences his employment). Bonuses will be payable 50% in cash and 50% in shares of the Company’s restricted stock which will vest ratably over three years.
With respect to equity, in connection with his employment, on the Effective Date the Company will grant to Mr. Ostrower:

•
22,189 shares of the Company’s restricted common stock, which shares will vest in equal portions on the first, second, third and fourth year anniversaries of the grant date subject to Mr. Ostrower then being employed by the Company; and

•	a long-term incentive plan award (the “LTIP”), under which Mr. Ostrower’s target award will be 44,379 shares of the Company’s common stock (the “Target LTIP”).
Under the LTIP, 75% of Mr. Ostrower’s actual award will be based on the Company’s performance during the four-year period beginning on the Effective Date with respect to each of the following components, weighted equally: 1) absolute total shareholder return; 2) total shareholder return relative to peer companies; and 3) growth in recurring funds from operations per share. The remaining 25% of Mr. Ostrower’s award will be discretionary. For each of these four components, Mr. Ostrower can earn 50%, 100%, or 200% of the portion of the Target LTIP award allocated to such component based on actual performance compared to specified targets. Shares earned pursuant to the LTIP will be issued following the completion of the four-year performance period, subject to Mr. Ostrower’s continued employment through the end of such period.
If Mr. Ostrower’s employment is terminated due to death or Disability (as defined in the Employment Agreement):

•	The Company will continue to pay his base salary through the earlier to occur of (i) 120 days following the date of termination or (ii) the end of the then current term;

•	the unvested portion of any stock awarded as a portion of Mr. Ostrower’s bonus that would have vested during the 90 day period following the date of termination will fully vest;

•
a pro rata portion of Mr. Ostrower’s initial restricted stock grant will vest based on the percentage of the initial term of employment that had elapsed prior to the termination less the number of shares that had previously vested;

•
Mr. Ostrower will receive a pro rata percentage of the LTIP based on the percentage of the initial term of employment that had elapsed prior to the termination and performance through the date of termination;

•	all other unvested stock options and unvested shares of the Company’s restricted stock granted to Mr. Ostrower prior to the date of termination will not vest and will be forfeited; and

•	the Company will maintain Mr. Ostrower’s medical, hospitalization, dental and life insurance benefits in effect until 90 days after the date of termination.
If the Company terminates Mr. Ostrower’s employment without Cause, or Mr. Ostrower resigns for Good Reason (in each case as defined in the Employment Agreement), Mr. Ostrower is entitled to receive the following:

•
the lesser of (A) an amount equal to the base salary and annual bonus that Mr. Ostrower would have been entitled to receive had he remained employed through the end of the then current term and received a target bonus; or (B) an amount equal to Mr. Ostrower’s average annual bonus, if any, for the three most recently completed calendar years plus two (2) times Mr. Ostrower’s base salary (or 2.9 times Mr. Ostrower’s base salary if such termination is in connection with or within 12 months after a Change of Control (as defined in the Employment Agreement));

•	the unvested portion of Mr. Ostrower’s initial restricted stock grant and any restricted stock granted as a bonus prior to the date of termination will vest;

•
if Mr. Ostrower is terminated before the end of the LTIP’s four-year performance period, a pro rata percentage of the LTIP based on the percentage of the initial term of employment that had elapsed, assuming he had remained employed for an additional year, and the greater of 50% of the Target LTIP or the amount that would have been earned based on performance through the date of termination; and

•	Medical, hospitalization, dental and life insurance benefits in effect on the date of termination until the earlier of 18 months after the date of termination or the end of the then current term.
If Mr. Ostrower issues a notice indicating that he will not renew the Employment Agreement at the end of its applicable term, the Company may elect to accelerate Mr. Ostrower’s resignation, in which case Mr. Ostrower will receive:

•	continuation of Mr. Ostrower’s base salary until the end of the then current term;

•	continuation of Mr. Ostrower’s medical, hospitalization and dental insurance benefits until the end of the then current term;

•	vesting of any unvested portion of Mr. Ostrower’s initial restricted stock grant and any restricted stock granted as a bonus that would have vested on or prior to the end of the then current term;

•	an award under the LTIP based on performance through the date of termination.
In the event of a Change of Control or Privatization Transaction (each as defined in the Employment Agreement),

•
all unvested portions of the initial restricted stock grant and any restricted stock granted as a bonus will vest (and become exercisable, if applicable) immediately prior to the Change of Control or Privatization Transaction if: (i) immediately following the Change of Control or Privatization Transaction, the shares of the Company’s common stock outstanding immediately prior to such event will remain outstanding, but will not be listed on a nationally recognized stock exchange, including without limitation the NYSE, the NYSE Amex, NASDAQ or their successors, or (ii) all of the shares of the Company’s common stock outstanding immediately prior to such event will be acquired, converted or exchanged for consideration that does not consist entirely of common equity securities that are listed on a nationally recognized stock exchange, including without limitation the NYSE, the NYSE Amex, NASDAQ or their successors; and

•
if the Change of Control or Privatization Transaction occurs prior to the end of the initial term of employment, then, for purposes of the LTIP (i) the performance period will be deemed to end as of the date of such event and (ii) performance will be measured based on the level of achievement of the LTIP components during such shortened period, but the number of shares of the Company’s common stock that Mr. Ostrower will be entitled to receive pursuant to the LTIP will be pro-rated based on the percentage of the initial term of employment that had elapsed prior to such event (or, if Mr. Ostrower’s employment is terminated without Cause or for Good Reason within 12 months after such event, the percentage of the initial term of employment that would have elapsed prior to the first anniversary of such event).

The Company will reimburse Mr. Ostrower up to an aggregate maximum of $15,000 in any year for premiums paid by Mr. Ostrower for term life, disability and/or similar insurance policies. The Company will also reimburse Mr. Ostrower for up to $30,000 of expenses incurred in relocating to New York in connection with his employment, which amount Mr. Ostrower will repay in full in the event he fails to report to work, resigns without good reason or is terminated with cause within 12 months of the Effective Date.
Mr. Ostrower’s receipt of certain compensation and benefits from the Company upon termination is subject to his execution of a release of claims against the Company.
Mr. Ostrower has also agreed to refrain from certain activities for one year following specified termination events under the Employment Agreement, including direct competition with the Company, solicitation of employees and interference with relationships of the Company.
The summary of Mr. Ostrower’s Employment Agreement set forth above is qualified in its entirety by reference to Exhibit 10.1, which is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit Title
10.1	Employment Agreement between Equity One and Matthew Ostrower

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equity One, Inc.

Date: February 6, 2015	By:	/s/ Aaron Kitlowski
Aaron Kitlowski
Vice President and General Counsel